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As filed with the Securities and Exchange Commission on September 22, 2010

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

ASPEN TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	7371 (Primary Standard Industrial Classification Code Number)	04-2739697 (I.R.S. Employer Identification Number)

200 Wheeler Road
Burlington, Massachusetts 01803
(781) 221-6400
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Mark E. Fusco
President and Chief Executive Officer
Aspen Technology, Inc.
200 Wheeler Road
Burlington, Massachusetts 01803
(781) 221-6400
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Mark L. Johnson, Esq.	Frederic G. Hammond, Esq.	Stuart M. Cable, Esq.
Nicole C. Brookshire, Esq.	Senior Vice President and General Counsel	Jocelyn M. Arel, Esq.
Cooley LLP	Aspen Technology, Inc.	Michael J. Minahan, Esq.
500 Boylston Street	200 Wheeler Road	Goodwin Procter LLP
Boston, Massachusetts 02116	Burlington, Massachusetts 01803	Exchange Place
(617) 937-2300	(781) 221-6400	Boston, Massachusetts 02109 (617) 570-1000

          Approximate date of commencement of proposed sale to public: As soon as practicable after this registration statement becomes effective.

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:    ☐

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☒ 333-168409

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)

Common stock, $0.10 par value per share	3,450,000 shares	$9.00	$31,050,000	$2,213.87

(1)
Includes 450,000 shares subject to the underwriters' over-allotment option.

(2)
Based on the per share public offering price of the common stock.

(3)
The registrant previously registered an aggregate of $188,542,500 worth of its common stock on a registration statement on Form S-1 initially filed by the registrant on July 30, 2010 (Registration No. 333-168409) for which the registrant paid filing fees in the aggregate amount of $13,443.09.

          This registration statement shall become effective upon filing with the Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

 EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

        This registration statement is being filed with respect to the registration of additional shares of common stock of Aspen Technology, Inc., a Delaware corporation, pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The contents of the earlier registration statement on Form S-1 (File No. 333-168409), which was declared effective by the Commission on September 22, 2010, are incorporated in this registration statement by reference.

        The required opinion and consents are listed on an Exhibit Index attached hereto and filed herewith.

 EXHIBIT INDEX

Exhibit No.		Description
5.1		Opinion of Cooley LLP
23.1		Consent of Cooley LLP (included in Exhibit 5.1)
23.2		Consent of KPMG LLP
24.1	*	Power of Attorney

*
Filed as Exhibit 24.1 to the registrant's registration statement on Form S-1 (File No. 333-168409) filed with the Commission on July 30, 2010.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlington, Commonwealth of Massachusetts, as of September 22, 2010.

ASPEN TECHNOLOGY, INC.
By:	/s/ MARK E. FUSCO Mark E. Fusco President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933 this registration statement has been signed by the following persons in the capacities indicated as of September 22, 2010.

Signature	Title

/s/ MARK E. FUSCO Mark E. Fusco	President and Chief Executive Officer and Director (Principal Executive Officer)
/s/ MARK P. SULLIVAN Mark. P. Sullivan	Executive Vice President and Chief Financial Officer (Principal Financial and Principal Accounting Officer)
* Donald P. Casey	Director
* Gary E. Haroian	Director
* Stephen M. Jennings	Director
* Joan C. McArdle	Director
* David M. McKenna	Director

II-1

Signature		Title

* Michael Pehl		Director
*By:	/s/ MARK P. SULLIVAN Mark P. Sullivan Attorney-in-Fact

II-2

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EXPLANATORY NOTE AND INCORPORATION BY REFERENCE
EXHIBIT INDEX